Exhibit 99.1

Diodes Incorporated Enters into Agreement to Acquire Power Analog Microelectronics

Plano, Texas – September 28, 2012 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today announced that it has entered into an agreement to acquire Power Analog Microelectronics, Inc. The acquisition is expected to close in the fourth quarter of 2012. The terms of the transaction were not disclosed.

Power Analog Microelectronics (PAM) is a provider of advanced analog and high-voltage power ICs. The company’s product portfolio includes Class D audio amplifiers, DC-DC converters and LED backlighting drivers. PAM was founded in Silicon Valley in 2004 and has technical and business centers in Shanghai, Shenzen, Taipei and Tokyo.

Dr Keh-Shew Lu, President and CEO of Diodes said, “The acquisition of Power Analog Microelectronics will strengthen our position as a global provider of high-quality analog products by expanding Diodes’ product portfolio with innovative “filter-less” digital audio amplifiers, application-specific power management ICs, as well as high-performance LED drivers and DC-DC converters. The highly complementary nature of our businesses will provide immediate benefits to our customers, while generating long-term value for our shareholders and employees.”

Johnston C. Chen, President and CEO of Power Analog Microelectronics added, “With both companies focused on high-efficiency, space-saving analog IC products, there are tremendous synergies to be leveraged through the acquisition. The resulting expansion of product portfolios and access to a larger customer base and even greater application expertise are clear advantages to next generation product design.”

For further information, visit the Company’s website at www.diodes.com.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. The Company’s corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and two joint venture facilities located in Chengdu, China. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: the acquisition is expected to close in the fourth quarter of 2012; the acquisition of Power Analog Microelectronics will strengthen our position as a global provider of high-quality analog products by expanding Diodes’ product portfolio with innovative “filter-less” digital audio amplifiers, application-specific power management ICs, as well as high-performance LED drivers and DC-DC converters; the highly complementary nature of our businesses will provide immediate benefits to our customers, while generating long-term value for our shareholders and employees; and there are tremendous synergies to be leveraged through the acquisition. Potential risks and uncertainties include, but are not limited to, such factors as: we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

###

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Julie Holland	Leanne K. Sievers
VP, Worldwide Analog Products	EVP, Investor Relations
P: 972-987-3900	P: 949-224-3874
E: pressinquiries@diodes.com	E: lsievers@sheltongroup.com